Exhibit 1.1
PRIMO WATER CORPORATION
Common Stock
Form of Underwriting Agreement
[____], 2011
Stifel, Nicolaus & Company, Incorporated
     As Representative of the Underwriters
     named in Schedule I hereto,
c/o Stifel, Nicolaus & Company, Incorporated
One Montgomery Street, Suite 3700
San Francisco, CA 94104
Ladies and Gentlemen:
     Primo Water Corporation, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [____] shares of Common Stock, par value $0.001 per share, of the Company (the “Stock”), and, at the election of the Underwriters, up to [____] additional shares of Stock, and the stockholders of the Company named in Schedule II-A and Schedule II-B hereto (the “Selling Stockholders”) propose, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of [____] shares, and, at the election of the Underwriters, up to [____] additional shares of Stock. The aggregate of [____] shares to be sold by the Company and the Selling Stockholders is herein called the “Firm Shares” and the aggregate of [____] additional shares to be sold by the Company and the Selling Stockholders is herein called the “Optional Shares.” The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares.”
     1. The Company represents and warrants to, and agrees with, each of the Underwriters that:
          (a) A registration statement on Form S-1 (File No. 333-173554) (including all pre-effective amendments thereto, the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 6(a) hereof and deemed by virtue of Rule 430A under the Securities Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the

Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(c) hereof) (together with any “free writing prospectus” included on Schedule III-A hereto and any pricing information included on Schedule III-B hereto) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Securities Act, is hereinafter called the “Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);
          (b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Stifel, Nicolaus & Company, Incorporated as representative of the Underwriters (the “Representative”) expressly for use therein or by a Selling Stockholder expressly for use therein;
          (c) For the purposes of this Agreement, the “Applicable Time” is [____][a.m./p.m.] (eastern time) on [____], 2011. The Pricing Prospectus, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III-B and Schedule III-C hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein;
          (d) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein or by a Selling Stockholder expressly for use therein;
          (e) The Company has not directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Securities Act and consistent with Section 8 hereof. The Company will file with the Commission all Issuer Free Writing Prospectus required to be filed in the time and manner required under Rule 433(d) under the Act.

          (f) The Company has filed on a timely basis with the Commission all reports required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the rules and regulations of the Commission promulgated pursuant to the Exchange Act. All such documents filed by the Company with the Commission, as of the date they were filed, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and none of such documents, as of the date they were filed, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement.
          (g) Neither the Company nor any of its Subsidiaries (as defined in Section 1(h) below) has sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, except for such loss or interference as would not, individually or in the aggregate, have a material adverse effect on the business, operations, assets, condition (financial or otherwise), members’ or stockholders’ equity (as applicable), results of operations or prospects of the Company and its consolidated Subsidiaries taken as a whole (a “Material Adverse Effect”); and, since the respective dates as of which information is given in the Registration Statement and Pricing Prospectus there has not been any change in the capital stock, or any material change in the short-term debt or long-term debt of the Company or any of its Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, operations, assets, condition (financial or otherwise), results of operations or prospects of the Company and its consolidated Subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus and Prospectus;
          (h) The Company and each of its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement, Pricing Prospectus and Prospectus or such as could not have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its Subsidiaries are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries;
          (i) The Company and each of Primo Direct, LLC, Primo Products, LLC, Primo Ice, LLC, Primo Refill Canada Corporation and Primo Refill, LLC (collectively, the “Subsidiaries”) have been duly incorporated or organized and are validly existing (a) as a corporation in good standing under the laws of Delaware in the case of the Company, (b) as a limited liability company in good standing under the laws of North Carolina in the case of the Subsidiaries (other than Primo Refill Canada Corporation) and (c) as a corporation in good standing under the laws of British Columbia in the case of Primo Refill Canada Corporation, and, in each case, with corporate or limited liability company and other power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, Pricing Prospectus and Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; except for the Subsidiaries, the Company does not have any subsidiaries and does not directly or indirectly own any equity interest in, or any interest convertible or exchangeable or exercisable for any equity interest in, any corporation, partnership, limited liability company, joint venture or other entity;
          (j) The Company has an authorized capitalization as set forth in the “Capitalization” section of the Registration Statement, Pricing Prospectus and the Prospectus, and all of the issued shares of capital stock of the Company have been and will be duly and validly authorized and issued, are and will be fully paid and non-assessable, were and will be issued in compliance with all applicable state and federal securities laws or an exemption therefrom and conform to the description of the Stock contained in the Registration Statement, the Pricing Prospectus and the Prospectus; except as described in the Pricing Prospectus and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its Subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any Subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; and all of the shares of capital stock or other ownership interests of each Subsidiary have been duly and validly authorized and issued, were issued in compliance with all applicable state and federal securities laws or an exemption thereto, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (other than liens in favor of the lenders under the Company’s current senior revolving credit facility, which is being repaid with a portion of the proceeds of the offering contemplated hereby);
          (k) The Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and, will conform to the description of the Stock contained in the Registration Statement, Pricing Prospectus and the Prospectus, will be issued in compliance with all applicable state and federal securities laws or an exemption therefrom and will be free of statutory and contractual preemptive rights, rights of first refusal and other similar rights;
          (l) The issue and sale of the Shares to be sold by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated by this Agreement (which reference, as used herein, includes the use of the proceeds of the offering contemplated hereby as described under “Use of Proceeds” in the Registration Statement, Pricing Prospectus and Prospectus) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give rise to a right of termination or result in the acceleration of any obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, except for such breaches or violations as would not, individually or in the aggregate, have a Material Adverse Effect, nor will such actions result in any violation of the provisions of the certificate of incorporation or by-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties;
          (m) No consent, approval, authorization, order, registration, qualification, permit, license, exemption, filing or notice (each an “Authorization”) of, from, with or to any court, tribunal, government, governmental or regulatory authority, self-regulatory organization or body (each, a “Regulatory Body”) is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except (A) the registration of the Shares under the Securities Act; (B) such Authorizations as may be required under state securities or Blue Sky laws or the rules and regulations of FINRA in connection with the purchase and distribution of the Shares by the

Underwriters; and (C) such other Authorizations the absence of which would not, individually or in the aggregate, have a Material Adverse Effect; and no event has occurred that allows or results in, or after notice or lapse of time or both would allow or result in, revocation, suspension, termination or invalidation of any such Authorization that is material to the Company or any other material impairment of the rights of the holder or maker of any such Authorization;
          (n) The Company has full corporate power and authority to enter into this Agreement and this Agreement has been duly authorized, executed and delivered by the Company. All corporate actions and approvals (including those of the board of directors) necessary for the Company to consummate the transactions contemplated in this Agreement have been taken and are in effect;
          (o) Neither the Company nor any of its Subsidiaries is (A) in violation of its certificate of incorporation or bylaws or other comparable organizational documents, (B) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or (C) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (B) and (C) above, for such violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect;
          (p) The statements set forth in the Registration Statement, Pricing Prospectus and the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock, under the captions “Material U.S. Federal Income and Estate Tax Considerations for Non-U.S. Holders of Our Common Stock”, “Underwriting”, “Shares Eligible for Future Sale” and “Business—Governmental Regulation” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;
          (q) There are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property of the Company or any of its Subsidiaries is the subject which, if determined adversely to the Company or any of its Subsidiaries, could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and, to the Company’s and its Subsidiaries’ knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement, the Pricing Prospectus or the Prospectus that are not so described in the Registration Statement, the Pricing Prospectus and the Prospectus; there are no statutes, regulations, contracts, agreements or instruments or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Prospectus or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Prospectus and the Prospectus;
          (r) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, the Pricing Prospectus and the Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”) and the rules and regulations of the Commission thereunder;
          (s) At the time of filing the Initial Registration Statement, the Company was not an “ineligible issuer,” as defined in Rule 405 under the Securities Act;

          (t) McGladrey & Pullen, LLP, who have certified certain financial statements of the Company and its Subsidiaries, are independent registered public accountants with respect to the Company and its Subsidiaries as required by the Securities Act and the rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board and KPMG LLP, who have certified certain financial statements relating to the Culligan refill business, are independent registered public accountants with respect to Culligan and its subsidiaries as required by the Securities Act and the rules and regulations adopted by the Commission and the Public Company Account Oversight Board;
          (u) The financial statements and financial information of the Company and its Subsidiaries (including all notes and schedules thereto) included in the Registration Statement, the Pricing Prospectus and Prospectus present fairly the financial position of the Company and its consolidated Subsidiaries at the dates indicated and the statements of operations, stockholders’ equity (deficit) and cash flows of the Company and its Subsidiaries for the periods specified and have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved; and the summary and selected financial data included in the Registration Statement, the Pricing Prospectus and the Prospectus presents fairly the information shown therein as at the respective dates and for the respective periods specified and are derived from the consolidated financial statements set forth in the Registration Statement, the Pricing Prospectus and the Prospectus; the other financial information included in the Registration Statement, the Pricing Prospectus and the Prospectus has been derived from the accounting records of the Company and its Subsidiaries and presents fairly the information shown thereby; the pro forma financial information and the related notes thereto included in the Registration Statement, the Pricing Prospectus and the Prospectus have been prepared in accordance with the applicable requirements of the Securities Act and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the Pricing Prospectus and the Prospectus and such pro forma financial information presents fairly, in all material respects, the financial position of (a) the Company and its consolidated Subsidiaries and (b) the Culligan refill business on a combined basis as shown and subject to the assumptions contained therein for the period specified; and all financial statements or schedules of the Company and its Subsidiaries which are required by the Securities Act or the rules and regulations of the Commission thereunder to be included in the Registration Statement, the Pricing Prospectus or the Prospectus have been so included;
          (v) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under Exchange Act that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting; since the date of the latest audited financial statements of the Company included in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;
          (w) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its Subsidiaries is made known to the Company’s principal executive officer and principal financial officer; and such disclosure controls and procedures are effective;

          (x) The Company is in compliance with all currently effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder that are applicable, or will be applicable, to the Company as of each Time of Delivery.
          (y) No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, which is required to be described in the Registration Statement, the Pricing Prospectus and the Prospectus and which is not so described. There are no outstanding loans, advances or guarantees of indebtedness by the Company to or for the benefit of any of the executive officers or directors of the Company;
          (z) Neither the Company nor its Subsidiaries, nor, to the best knowledge of the Company and its Subsidiaries, any person associated with or acting on behalf of the Company, including without limitation any director, officer, agent or employee of the Company or its Subsidiaries has, directly or indirectly, while acting on behalf of the Company or its Subsidiaries, (A) used any funds of the Company or any Subsidiary for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (B) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, (C) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended or (D) made any other unlawful payment;
          (aa) Except as contemplated by this Agreement and except as disclosed in the Registration Statement, Pricing Prospectus and Prospectus , no person is entitled to receive from the Company a brokerage commission, finder’s fee or other like payment in connection with the offering of the Shares contemplated herein;
          (bb) Neither the Company nor any of its Subsidiaries or controlled affiliates does business with the government of, or with any person located in any country in a manner that violates any of the economic sanctions programs or similar sanctions-related measures of the United States as administered by the United States Treasury Department’s Office of Foreign Assets Control; and the net proceeds from this offering will not be used directly or indirectly to fund any operations in, finance any investments in or make any payments to any country, or to make any payments to any person, in a manner that violates any of the economic sanctions of the United States administered by the United States Treasury Department’s Office of Foreign Assets Control;
          (cc) Neither the Company nor any of its Subsidiaries or controlled affiliates does business with the government of Cuba or with any person located in Cuba within the meaning of Section 517.075, Florida Statutes;
          (dd) With respect to the stock options (the “Stock Options”) and restricted stock (the “Restricted Stock”) granted pursuant to the stock-based compensation plans of the Company and its Subsidiaries (the “Company Stock Plans”) (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies, (ii) each grant of a Stock Option or Restricted Stock was duly authorized no later than the date on which the grant of such Stock Option or Restricted Stock (as applicable) was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each Stock Option was granted at a per share exercise price no less than the fair market value per share of the Stock on the grant date of such option, and no such grant involved any “back-dating,” “forward-dating” or similar practice with respect to the effective date of such grant, (iv) each grant of a Stock Option and Restricted Stock was made in accordance with the terms of the Company Stock Plans and all other applicable laws and regulatory rules or requirements, and (v) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company;
          (ee) (a) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for noncompliance that could not reasonably be expected to result in material liability to the Company or its Subsidiaries; (b) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption and transactions that could not reasonably be expected to result in a material liability to the Company or its Subsidiaries; (c) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (d) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (e) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that either has resulted, or could reasonably be expected to result, in material liability to the Company or its Subsidiaries; (f) neither the Company nor any member of the Controlled Group has incurred, or reasonably expects to incur, any material liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA); (g) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; and (h) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan;
          (ff) The Company and its Subsidiaries hold, and are operating in material compliance with, such permits, registrations, licenses, franchises, approvals, authorizations, clearances and exemptions of the United States Food and Drug Administration (the “FDA”) and such other national, federal, state, local or provincial governmental authorities having jurisdiction over the Company, its Subsidiaries or any of their products or business operations (each a “Governmental Authority”), as are required for the conduct of their business as currently conducted (collectively, the “Regulatory Permits”), except where the failure to hold or operate in material compliance with the Regulatory Permits would not, individually or in the aggregate, have a Material Adverse Effect, and all such Regulatory Permits are in full force and effect. The Company and its Subsidiaries have fulfilled and performed all of their material obligations with respect to the Regulatory Permits, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any Regulatory Permit, except where the failure to so fulfill or perform, or the occurrence of such event, would not result in a Material Adverse Effect. The Company and its Subsidiaries have operated, intend to continue to operate and currently are in compliance in all material respects with applicable statutes and implementing regulations administered or enforced by the FDA and/or other Governmental Authority, and with applicable standards promulgated by the National Automatic Merchandising Association (“NAMA”), except where the failure to so comply would not result in a Material Adverse Effect. The Company and its Subsidiaries have not received notice of any pending or threatened claim, suit, proceeding, hearing, enforcement, audit, investigation, arbitration or other action from the FDA or other Governmental Authority alleging that any operation or activity of the Company or any of its Subsidiaries is in violation of any applicable law, rule or regulation;
          (gg) Except for matters that will not have a Material Adverse Effect, neither the Company nor any of its Subsidiaries nor any Company-owned product or manufacturing site nor, to the knowledge of the Company, any contract manufacturer for Company and Subsidiary products (including, without limitation, the bottlers of the Company’s and Subsidiaries’ products) has been subject to a shutdown or import or export prohibition by the U.S. Federal Trade Commission, the FDA, the U.S. Environmental Protection Agency (“EPA”), the U.S. Department of Health and Human Services Office of Inspector General (“HHS-OIG”), Health Canada, the Canadian Food Inspection Agency (“CFIA”) or any other Governmental Authority, or received any FDA Form 483 or other Governmental Authority notice of inspectional observations, “warning letters,” “untitled letters” or requests or requirements to make changes to the Company’s or its Subsidiaries’ products, or similar correspondence or notice from the FDA or other Governmental Authority in respect of the Company’s or the Subsidiaries’ business or products and alleging or asserting noncompliance with any applicable law, Regulatory Permit or such a request or requirement of a Governmental Authority, and, to the knowledge of the Company and it Subsidiaries, neither the FDA nor any other Governmental Authority has threatened to take any such action;
          (hh) The manufacture of Company and Subsidiary products by or on behalf of the Company and its Subsidiaries (including the operations of the Company’s and Subsidiaries’ bottlers) is being conducted in compliance in all material respects with all applicable Regulatory Permits and laws, including, without limitation, the FDA’s current good manufacturing practice regulations at 21 C.F.R. Part 110, and FDA’s requirements for bottled water at 21 C.F.R. § 165.110 for products sold in the United States, and the respective counterparts thereof promulgated by Governmental Authorities in other countries in which the Company and/or its Subsidiaries do business, except for such non-compliance as would not have a Material Adverse Effect;
          (ii) There have been no recalls, field notifications, field corrections, market withdrawals or replacements, warnings, “dear doctor” letters, investigator notices, safety alerts or other notice of action relating to an alleged lack of safety, efficacy, or regulatory compliance of the Company’s or its Subsidiaries’ products (including, without limitation, bottled water) (“Safety Notices”) and to the Company’s best knowledge, there are no material complaints with respect to the Company’s or its Subsidiaries’ products that are currently unresolved. There are no Safety Notices, or, to the Company’s or its Subsidiaries’ best knowledge, material product complaints with respect to the Company’s or it Subsidiaries’ products, and to the Company’s and its Subsidiaries’ best knowledge, there are no facts that would be reasonably likely to result in (i) a material Safety Notice with respect to the Company’s or its Subsidiaries’ products, (ii) a material change in labeling of any the Company’s or its Subsidiaries’ products; or (iii) a termination or suspension of marketing or testing of any the Company’s or its Subsidiaries’ products;
          (jj) The Company and each of its Subsidiaries own or possess adequate rights to use all material patents, trademarks, service marks, trade names, trade dress, service marks, copyrights, all registrations and applications thereof and thereto, and all licenses, software, customer lists, and know-how and other intellectual property rights (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (the “Intellectual Property”) necessary for the conduct of its business as being conducted and proposed to be conducted and as described in the Pricing Prospectus and the Prospectus. Except for matters that would not, individually or in the aggregate, have a Material Adverse Effect, the conduct of the Company’s and its Subsidiaries’

business, as being conducted and as proposed to be conducted and as described in the Pricing Prospectus and Prospectus, including the development, manufacture, advertising, distribution, and sale of products and services, does not and will not infringe, misappropriate, dilute or otherwise conflict with (collectively, “Infringe”), and neither the Company nor any of its Subsidiaries has received any notice (or has knowledge of any notice) of any claim of Infringement of, any Intellectual Property of others. There is no (i) Infringement by third parties of any Intellectual Property belonging to the Company or any of it Subsidiaries to the knowledge of the Company and its Subsidiaries except as could not reasonably be expected to result in a Material Adverse Effect; (ii) pending or, to the knowledge of the Company and its Subsidiaries, threatened action, suit, proceeding or claim by others challenging any of the Company’s or its Subsidiaries’ rights in or to any Intellectual Property used in and material to the conduct of the business of the Company and its Subsidiaries, as being conducted and as proposed to be conducted and as described in the Pricing Prospectus and Prospectus and the Company and its Subsidiaries are not aware of any facts which could form the basis for any such claim; and (iii) pending or, to the knowledge of the Company and its Subsidiaries, threatened action, suit, proceeding or claim by others that the Company or any of its Subsidiaries Infringes any Intellectual Property of others;
          (kk) The management information technology systems owned, licensed, leased or otherwise held for use by the Company or any of its Subsidiaries, including all computer hardware, software, firmware and telecommunications systems necessary for the conduct of their respective businesses as being conducted and as described in the Pricing Prospectus and the Prospectus, and the management information technology systems operated on behalf of the Company or any of its Subsidiaries, perform reliably and in substantial conformance with the appropriate specifications and documentation for such systems. Specifically, but without limitation: (a) the customer relationship management database used by the Company and its Subsidiaries reliably integrates all material financial and transaction-based data with respect to the Company’s and its Subsidiaries’ retail accounts; (b) the systems of the Company and its Subsidiaries, including the proprietary RouteView software, reliably provide the Company and the Company’s bottlers and distributors timely access to material delivery, inventory, invoicing, and tentative scheduling information to support efficiently the Company’s distribution process; and (c) the Company’s and its Subsidiaries’ systems, including its use of Microsoft’s Dynamics GP software, appropriately and reliably integrate in all material respects with the Company’s reporting and financial databases, validate all material delivery transactions, and map material transaction data to the Company’s corresponding accounting ledgers. The Company and its Subsidiaries provide for archival, back-up, recovery and restoration of their management information technology systems and critical business data in a manner that is customary in the industry;
          (ll) The Company and its Subsidiaries have paid all material federal, state, local and foreign taxes and have filed all material tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, there is no material tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its Subsidiaries or any of their respective properties or assets. The accruals and reserves on the books and records of the Company and its Subsidiaries in respect of tax liabilities that are not due and payable are adequate in all material respects to meet current assessments and related liabilities. There is no material tax lien outstanding against the assets, properties or business of the Company or any of its Subsidiaries;
          (mm) The Company and its Subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Pricing Prospectus and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect;

and except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, neither the Company nor any of its Subsidiaries has received notice of any revocation or modification of any such material license, certificate, permit or authorization or has any reason to believe that any such material license, certificate, permit or authorization will not be renewed in the ordinary course;
          (nn) No labor disturbance by or dispute with employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its Subsidiaries’ principal suppliers, manufacturer or contractors (including, without limitation, its bottlers and distributors) or customers, which could reasonably be expected to have a Material Adverse Effect;
          (oo) (1) The Company and its Subsidiaries (a) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees, orders and the common law relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the generation, storage, treatment, use, handling, transportation, release or threat of release of hazardous materials (collectively, “Environmental Laws”), (b) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (c) have not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any release or threat of release of hazardous materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, (d) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, and (e) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, and (2) there are no costs or liabilities associated with violations of Environmental Laws by the Company or its Subsidiaries, except in the case of each of (1) and (2) above, for any such matter, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (3) except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (x) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its Subsidiaries under any Environmental Laws in which a governmental entity is also a party, (y) the Company and its Subsidiaries are not aware of any facts or issues regarding violations by them of Environmental Laws, or liabilities or other obligations relating to violations of Environmental Laws, including the release or threat of release of hazardous Materials, that could reasonably be expected to have a Material Adverse Effect and (z) none of the Company and its Subsidiaries anticipates material capital expenditures relating to any Environmental Laws;
          (pp) There has been no storage, generation, transportation, use, handling, treatment, release or threat of release of hazardous materials by, relating to or caused by the Company or any of its Subsidiaries (or, to the knowledge of the Company and its Subsidiaries, any other entity (including any predecessor) for whose acts or omissions the Company or any of its Subsidiaries is or could reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. “Hazardous Materials” means any material, chemical, substance ,waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into from or through any building or structure;
          (qq) The Company and its Subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its Subsidiaries and their respective businesses and is customary for companies engaged in similar businesses in similar industries, all of which insurance is in full force and effect and the Company and its Subsidiaries are not currently pursuing any material claims under any such insurance; neither the Company nor any of its Subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business;
          (rr) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;
          (ss) No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company;
          (tt) No person has the right (nor upon the consummation of the transactions contemplated herein will have the right) to require the Company or any of its Subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares;
          (uu) The Company has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;
          (vv) The application of the proceeds received by the Company from the issuance, sale and delivery of the Shares and the transactions contemplated herein as described in the Registration Statement, the Pricing Prospectus and the Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors;
          (ww) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing

Prospectus or the Prospectus, or made available to the public generally since November 4, 2010 by the Company or any of its officers or directors, has been made or reaffirmed without a reasonable basis or has been disclosed and other than in good faith;
          (xx) The statistical, industry and market-related data included in the Registration Statement, the Pricing Prospectus and the Prospectus are based on or derived from sources which the Company reasonably believes are reliable and accurate in all material respects and represent good faith estimates that are made on the basis of data derived from such sources. The Company has obtained the written consent to the use of such data from such sources to the extent required;
          (yy) The Common Stock has been registered pursuant to Section 12(b) of the Exchange Act. The shares of Common Stock have been approved for listing on the Nasdaq Global Market and the Company has not taken any action designed to or likely to have the effect of termination the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the Nasdaq Global Market, nor has the Company received any notification that the Commission or the Nasdaq Global Market is contemplating terminating such registration or listing; and
          (zz) Neither the Company nor any of its affiliates (within the meaning of Rule 144 under the Securities Act) has, prior to the date hereof, made any offer or sale of any securities which could be “integrated” (within the meaning of the Securities Act) with the offer and sale of the Shares pursuant to the Registration Statement and the Company has not sold or issued any shares of Stock during the six-month period preceding the date of the Pricing Prospectus other than as are described in the Registration Statement, Pricing Prospectus and the Prospectus.
     2. Each of the Selling Stockholders severally and not jointly represents and warrants to, and agrees with, each of the Underwriters that:
          (a) No consents, approvals, authorizations or orders are necessary for the execution and delivery by such Selling Stockholder of this Agreement and the Power of Attorney and the Custody Agreement hereinafter referred to, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, except (A) the registration of the Shares under the Securities Act, (B) such Authorizations as may be required under state securities or Blue Sky laws or the rules and regulations of FINRA in connection with the purchase and distribution of the Shares by the Underwriters; and (C) such other Authorizations the absence of which would not, individually or in the aggregate, have a Material Adverse Effect; and such Selling Stockholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder; and, in the case of Selling Stockholders named in Schedule II-A hereto, such Selling Stockholder has the right, power and authority to enter into the Power of Attorney and the Custody Agreement; this Agreement has and, in the case of Selling Stockholders named in Schedule II-A hereto, the Power of Attorney and the Custody Agreement have each been duly authorized (if applicable), executed and delivered by or on behalf of such Selling Stockholder.
          (b) The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with all of the provisions of this Agreement, and, in the case of Selling Stockholders named in Schedule II-A hereto, the Power of Attorney and the Custody Agreement and the consummation of the transactions contemplated by this Agreement will not contravene or conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or require the consent of any other party to, or give rise to a right or termination under or result in the acceleration of any obligations under (i) any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling

Stockholder is subject or affected, (ii) Certificate of Incorporation or By-laws or Partnership Agreement or any other organization and/or governing document of such Selling Stockholder if such Selling Stockholder is not a natural person, or (iii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder, except in the case of (i) or (iii) for such conflicts, breaches, defaults or violations that would not have an adverse effect on the ability of such Selling Stockholder to perform its obligations under this Agreement;
          (c) Such Selling Stockholder has, and immediately prior to each Time of Delivery (as defined in Section 5 hereof) such Selling Stockholder will have, good and valid title to the Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, pledges, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, pledges, encumbrances, equities or claims, will pass to the several Underwriters;
          (d) Such Selling Stockholder has delivered to the Underwriters an executed copy of an agreement, to the effect set forth in Annex II-C hereto.
          (e) Such Selling Shareholder (i) does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as are described in the Pricing Prospectus, the Prospectus and the Registration Statement under “Shares Eligible for Future Sale,” (ii) does not have any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Shares to be sold by any of the other Selling Stockholders to the Underwriters pursuant to this Agreement, and (iii) does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, right, warrants, options or other securities from the Company, other than those described in the Registration Statement, the Pricing Prospectus and the Prospectus.
          (f) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;
          (g) Such Selling Stockholder is not prompted by any material nonpublic information concerning the Company or any of it Subsidiaries, which is not set forth in the Pricing Prospectus to sell its Shares pursuant to this Agreement.
          (h) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein, such Preliminary Prospectus and the Registration Statement did not, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Such Selling Stockholder confirms as accurate the number of Shares set forth opposite such Selling Stockholder’s name in the Pricing Prospectus under the caption “Principal and Selling Stockholders” (both prior to and after giving effect to the sale of the Shares).

          (i) Each electronic road show, when considered together with the Pricing Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this Section 2(i) are limited to statements or omissions made in reliance upon and in conformity with information furnished to the Company by such Selling Stockholder expressly for use in the Registration Statement, the Pricing Prospectus, the Prospectus or any amendment or supplement thereto.
          (j) Other than the Registration Statement, the Pricing Prospectus and the Prospectus, such Selling Stockholder (including its agents and representatives) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any Issuer Free Writing Prospectus, other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the documents listed on Schedule III-A hereto, any electronic road show listed on Schedule III-C hereto and any other written communications approved in writing in advance by the Company and the Representative, or (iii) any document prepared by the Company without input from the Selling Stockholders (or their agents or representatives).
          (k) In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions contemplated by this Agreement, such Selling Stockholder will deliver to you prior to the First Time of Delivery (as defined in Section 5) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);
          (l) In the case of Selling Stockholders named in Schedule II-A hereto, certificates in negotiable form representing all of the Shares to be sold by such Selling Stockholder hereunder have been placed in custody under a Custody Agreement, in the form heretofore furnished to you (the “Custody Agreement”), duly executed and delivered by such Selling Stockholder to Wells Fargo Bank, N.A., as custodian (the “Custodian”), and such Selling Stockholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the “Power of Attorney”), appointing the persons indicated in Schedule II-A hereto, and each of them, as such Selling Stockholder’s attorneys-in-fact (the “Attorneys-in-Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters to the Selling Stockholders as provided in Section 2 hereof, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement; and
          (m) In the case of Selling Stockholders named in Schedule II-A hereto, the Shares represented by the certificates held in custody for such Selling Stockholder under the Custody Agreement are for the benefit of and coupled with and subject to the interests of the Underwriters hereunder; the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable; the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event; if any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing the Shares shall be delivered by or on behalf of the Selling

Stockholders in accordance with the terms and conditions of this Agreement and of the Custody Agreements; and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution, liquidation or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution, liquidation or other event.
     3. (a) Subject to the terms and conditions herein set forth, (i) the Company and each of the Selling Stockholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Stockholders, at a purchase price per share of $[____], the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by the Company and each of the Selling Stockholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company and all of the Selling Stockholders hereunder and (ii) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, each of the Company and the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Company and the Selling Stockholders, at the purchase price per share set forth in clause (a)(i) of this Section 3, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.
          (b) The Company and the Selling Stockholder listed on Schedule II-B hereto, as and to the extent indicated in Schedule II-A and Schedule II-B hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to [___] Optional Shares, at the purchase price per share set forth in paragraph 3(a)(i) above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares shall be made for the first [___] Optional Shares with respect to the Selling Stockholder listed on Schedule II-B hereto and for the next [___] Optional Shares with respect to the Company. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company and the Selling Stockholder listed on Schedule II-B hereto, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 5 hereof) or, unless you and the Company and the Selling Stockholder listed on Schedule II-B hereto otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.
     4. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.
     5. (a) The Shares to be purchased by each Underwriter hereunder will be represented by one or more definitive global Shares in book-entry form which will be deposited by or on behalf of the Company with the Depository Trust Company (“DTC”) or its designated custodian. The Company and each Selling Stockholder will deliver the Shares to the Representative, for the account of each Underwriter, against payment by or on behalf of each such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company and each Selling

Stockholder, as their interests may appear, to the Representative by causing DTC to credit the Shares to the account of the Representative at DTC. The time and date of such delivery and payment shall be, with respect to the Firm Shares, [___] a.m., New York time, on [___], 2011, or such other time and date as the Representative and the Company may agree upon in writing, and, with respect to the Optional Shares, [___] a.m., New York time, on the date specified by the Representative in the written notice given by the Representative of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representative and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.
          (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 10 hereof, including the cross receipt for the Shares, will be delivered at the offices of Latham & Watkins LLP. 555 11th Street, NW, Suite 1000, Washington, DC 20004 (the “Closing Location”), and the Shares will be delivered at the office of DTC or its designated custodian (the “Designated Office”), all at such Time of Delivery. A meeting will be held at the Closing Location at [____] p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 5, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.
     6. Each of the Company and the Selling Stockholders acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or the Selling Stockholders, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or the Selling Stockholders with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriters has advised or is currently advising the Company or the Selling Stockholders on other matters) or any other obligation to the Company or the Selling Stockholders except the obligations expressly set forth in this Agreement and (iv) each of the Company and the Selling Stockholders has consulted its own legal and financial advisors to the extent it deemed appropriate. Each of the Company and the Selling Stockholders agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or the Selling Stockholders, in connection with such transaction or the process leading thereto.
     This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Selling Stockholders, on the one hand, and the Underwriters, or any of them, on the other, with respect to the subject matter hereof.
     Each of the Company and the Selling Stockholders and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
     7. The Company agrees with each of the Underwriters:
          (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery without your prior approval; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after receiving notice thereof, of the occurrence of any event that in the judgment of the Company makes any statement in the Registration Statement, any Pricing Prospectus or the Prospectus untrue or incorrect or that requires that changes be made to the Registration Statement, the Pricing Prospectus or the Prospectus in order to make the statements therein, in light of the circumstances in which they were made, not misleading; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Registration Statement, the Preliminary Prospectus or any other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for that purpose or of the receipt of any notification with respect to the suspension of the Shares for quotation on the Nasdaq Global Market or the initiation or threatening of any proceeding for that purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, Pricing Prospectus or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;
          (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation, to file a general consent to service of process in any jurisdiction or to subject itself to taxation in any jurisdiction in which it would not otherwise be subject;
          (c) Prior to 10:00 A.M., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Securities Act, to notify you and upon your request to prepare, file with the Commission and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act;

          (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earning statement of the Company and its Subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including Rule 158);
          (e) During the period beginning from the date hereof and continuing to and including the 90 days after the public offering date set forth on the Prospectus used to sell the Shares not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than (i) the issuance of Stock pursuant to this Agreement or (ii) pursuant to employee stock benefit plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without your prior written consent; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Representative waives, in writing, such extension; the Company will provide the Representative and any co-managers and each stockholder subject to the Lock-Up Period pursuant to the lock-up letters described in Section 2(d) with prior notice of any such announcement that gives rise to an extension of the Lock-Up Period;
          (f) Until the earlier of two years from the date hereof or the Company ceasing to be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and unless otherwise publicly available in electronic format on the website of the Company or the Commission, to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of operations, stockholders’ equity and cash flows of the Company and its consolidated Subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its Subsidiaries for such quarter in reasonable detail;
          (g) Until the earlier of two years from the date hereof or the Company ceasing to be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and unless otherwise publicly available in electronic format on the website of the Company or the Commission, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed;
          (h) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus and the Prospectus under the caption “Use of Proceeds”;
          (i) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act;

          (j) To not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares;
          (k) To list for quotation the Shares on the Nasdaq Global Market;
          (l) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred; and
     8. (a) The Company represents and agrees that, without the prior consent of the Representative, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus or electronic roadshow the use of which has been consented to by the Company and the Representative is listed on Schedule III-B and Schedule III-C hereto;
          (b) The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show;
          (c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representative and, if requested by the Representative, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein.
     9. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, each of the Company and the Selling Stockholders covenants and agrees with one another and with the several Underwriters that (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Securities Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Pricing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers (including one or more versions of the Pricing Prospectus and the Prospectus for distribution in Canada, often in the form of a “Canadian wrapper” and including reasonable fees and expenses of Canadian counsel to the Underwriters); (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, the closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 7(b) hereof, including the fees and disbursements of counsel for the Underwriters (in an amount not to exceed $15,000) in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the Nasdaq; and (v) the filing fees incident to securing any required review or approval by FINRA of the underwriting terms and arrangements with respect to the sale of the Shares, including the fees and disbursements of counsel for the Underwriters related thereto (such fees and disbursements in an amount not to exceed $30,000); (b) the Company will pay or cause to be paid: (i) the cost of preparing stock certificates; (ii) the cost and charges of any transfer agent or registrar, (iii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section, including the costs and expenses for Company personnel associated with the road show and one-half of the cost of any aircraft used in connection with the roadshow and (c) such Selling Stockholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Stockholder’s obligations hereunder which are not otherwise specifically provided for in this Section, including (i) any fees and expenses of counsel for such Selling Stockholder, and (ii) all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder. Except as provided in this Section, and Sections 11 and 14 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, the costs and expenses for Underwriter personnel associated with the road show and one-half of the cost of any aircraft used in connection with the roadshow, and any advertising expenses connected with any offers they may make.
     10. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and of the Selling Stockholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed prior to or at any such Time of Delivery all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:
          (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 7(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;
          (b) Latham & Watkins LLP, counsel for the Underwriters, shall have furnished to you their written opinion and letter, dated such Time of Delivery, in form and substance reasonably satisfactory to the Representative and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters;
          (c) K&L Gates LLP, counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance reasonably satisfactory to the Representative, to the effect set forth on Annex I-A hereto;

          (d) Blake, Cassels & Graydon LLP, Canadian counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance reasonably satisfactory to the Representative, to the effect set forth on Annex I-B hereto;
          (e) The respective counsel for each of the Selling Stockholders, as indicated in Schedule II-A and Schedule II-B hereto, each shall have furnished to you their written opinion with respect to each of the Selling Stockholders for whom they are acting as counsel, dated such Time of Delivery, in form and substance reasonably satisfactory to the Representative, to the effect set forth on Annex I-C, as applicable;
          (f) On the date of the Pricing Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, McGladrey & Pullen, LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to you, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Prospectus and the Prospectus; the procedures in each letter shall be brought down to a date no more than three days prior to the date of delivery of such letter;
          (g) (i) Neither the Company nor any of its Subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus or the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any change, or any development involving a prospective change, in or affecting the business, operations, management, assets, condition (financial or otherwise), results of operations or prospects of the Company and its consolidated Subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representative so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus or the Prospectus;
          (h) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE or on Nasdaq; (ii) a suspension or material limitation in trading in the Company’s securities on Nasdaq; (iii) a general moratorium on commercial banking activities declared by either Federal or New York or California State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus or the Prospectus;
          (i) The Shares to be sold at such Time of Delivery shall have been duly listed, subject to notice of issuance, for quotation on Nasdaq;

          (j) The Company has obtained and delivered to the Underwriters executed copies of an agreement from the parties listed on Annex II-A hereto, substantially to the effect set forth in Annex II-B hereto. In the case of the Selling Stockholders, the Company has obtained and delivered to the Underwriters an executed copy of an agreement from each Selling Stockholder, substantially to the effect set forth in Annex II-C hereto.
          (k) The Company shall have complied with the provisions of Section 7(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;
          (l) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company reasonably satisfactory to you certifying as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery (including a certificate as to the accuracy of the representations and warranties in Sections 1(cc), (dd), (ee) and (ff) hereto from the Company’s Vice President of Quality and Production), as to the performance by the Company of all of its respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (f) of this Section and such other matters as you shall reasonably request;
          (m) The Company shall have furnished or caused to be furnished to you on the date of the Pricing Prospectus and at such Time of Delivery a certificate of the Chief Financial Officer of the Company in form and substance reasonably satisfactory to you certifying as to accuracy of certain financial information of the Company and its Subsidiaries for the fiscal years ended December 31, 2006 and December 31, 2007;
          (o) Each of the Selling Stockholders shall have furnished or caused to be furnished to you at such Time of Delivery a certificate of such Selling Stockholder substantially in the form attached hereto as Annex III;
          (n) At each Time of Delivery, the Underwriters and counsel for the Underwriters shall have received all such additional information, documents, certificates and opinions as they may reasonably request to pass upon the issuance and sale of the Shares as contemplated herein, to evidence the accuracy of the representations and warranties contained herein or to evidence the satisfaction of any of the conditions or other agreements contained herein.
     11. (a) The Company will indemnify and hold harmless each Underwriter and each of the Selling Stockholders against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or Selling Stockholder may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any amendment or supplement thereto, any road show or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, in reliance upon and in conformity with (i) in the case of an Underwriter, written information furnished to the Company by any Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 10(c) hereof, or (ii) in the case of a Selling Stockholder, written information furnished to the Company or the Representative by such Selling Stockholder expressly for use therein.
          (b) Each of the Selling Stockholders will, severally and not jointly, indemnify and hold harmless the Company and each Underwriter against any losses, claims, damages or liabilities to which the Company or such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, in reliance upon and in conformity with information relating to a Selling Stockholder furnished to the Company in writing by such Selling Stockholder expressly for use therein; and will reimburse the Company and each Underwriter for any legal or other expenses reasonably incurred by the Company or such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred.
          (c) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use therein; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred. It is understood and agreed that the only information furnished in writing to the Company by the Representative on behalf of the Underwriters is that set forth in the Prospectus in the [    ] under the caption “Underwriting”.
          (d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
          (e) If the indemnification provided for in this Section 11 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such

Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.
          (f) The obligations of the Company and the Selling Stockholders under this Section 11 shall be in addition to any liability which the Company and the respective Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 11 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any Selling Stockholder and to each officer and director of such Selling Stockholder within the meaning of the Securities Act.
     12. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Company and the Selling Stockholders notify you that they have so arranged for the purchase of such Shares, you or the Company and the Selling Stockholders shall have the right to postpone a Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.
          (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
          (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting

Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company and the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholders, except for the expenses to be borne by the Company and the Selling Stockholders and the Underwriters as provided in Section 9 hereof and the indemnity and contribution agreements in Section 11 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
     13. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Stockholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.
     14. If this Agreement shall be terminated pursuant to Section 12 hereof, neither the Company nor the Selling Stockholders shall be under any liability to any Underwriter except as provided in Sections 11 and 14 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company and the Selling Stockholders as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 11 and 14 hereof.
     15. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Underwriters jointly or by the Representative on behalf of the Underwriters, as representative; and in all dealings with any Selling Stockholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Stockholder made or given by any or all of the Attorneys-in-Fact for such Selling Stockholder.
     16. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representative in care of Stifel, Nicolaus & Company, Incorporated, One Montgomery Street, Suite 3700, San Francisco, CA 94104, Attention: Syndicate Department and Attention: General Counsel, with a copy to Latham & Watkins LLP, 555 11th Street, NW, Suite 1000, Washington, DC 20004, Attention: Rachel Sheridan; if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Stockholder at its address set forth in Schedule II hereto; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary, with a copy to K&L Gates LLP, 4350 Lassiter at North Hills Avenue, Suite 200, Raleigh, NC 27609, Attention D. Scott Coward; provided, however, that any notice to an Underwriter pursuant to Section 11(e) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholders by you on request; provided, however, that notices under Section 7(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representative at Stifel, Nicolaus & Company, Incorporated, One Montgomery Street, Suite 3700, San Francisco, CA 94104, Attention: Syndicate Department and Attention: General Counsel; if to any other signatory to an agreement referred to in Section 10(j), to the address listed on the signature page thereto or to the address on file with the Company if not listed on the signature page. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
     17. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters and the Company and the Selling Stockholders and, to the extent provided in Sections 11 and 13 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.
     18. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.
     19. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     20. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
     21. Notwithstanding anything herein to the contrary, the Company and the Selling Stockholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction contemplated by this Agreement and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.
     If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and each of the Underwriters plus one for each counsel, of any counterparts hereof, and upon the acceptance hereof by you, as Representative, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters without warranty on your part as to the authority of the signers thereof.
     Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Stockholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Stockholder pursuant to a validly existing and binding Power-of-Attorney which authorizes such Attorney-in-Fact to take such action.
Very truly yours,

PRIMO WATER CORPORATION
By:
Name:
Title:

CULLIGAN INTERNATIONAL COMPANY
By:
Name:
Title:

SELLING STOCKHOLDERS (other than Culligan International Company)
By:
Name:
Title:	Attorney-in-Fact

By:
Name:
Title:	Attorney-in-Fact
As Attorneys-in-Fact action on behalf of each Selling Stockholder named in Schedule II-A to this Agreement.
Accepted on behalf of each of the Underwriters
as of the date hereof.

STIFEL, NICOLAUS & COMPANY, INCORPORATED
By:
Name:
Title: